Exhibit 99.1

Confidential

PDS Biotech Announces Two Abstracts Accepted for Presentation at the 2022 American Society of Clinical Oncology Annual Meeting

•	Preliminary efficacy and safety update on PDS0101 in combination with KEYTRUDA® (pembrolizumab) in first-line recurrent or metastatic HPV-positive head and neck cancer

•	Preliminary efficacy and safety update by NCI on PDS0101-based triple combination in advanced refractory HPV-associated cancers

FLORHAM PARK, N.J., April 27, 2022 (GLOBE NEWSWIRE) -- PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing a growing pipeline of molecularly targeted cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary Versamune® and Infectimune™ T-cell activating technologies, today announced the titles of two abstracts accepted for poster presentations during the 2022 American Society of Clinical Oncology (ASCO) Annual Meeting being held from June 3-7, 2022.

Abstract # 6041 poster presentation summarizes updates to the preliminary efficacy and safety data from the PDS Biotechnology sponsored VERSATILE-002 Phase 2 clinical trial, which is studying PDS0101 in combination with Merck’s anti-PD-1 therapy KEYTRUDA® (pembrolizumab) for the treatment of recurrent or metastatic HPV16-positive head and neck cancer. This trial is designed to treat both checkpoint inhibitor (CPI) naïve and refractory patients. PDS Biotech previously announced that the trial had achieved its preliminary efficacy milestone in the CPI naive arm earlier this year and presented detailed preliminary safety data at the 2022 Multidisciplinary Head and Neck Cancers Symposium.

Abstract Number: 6041
Abstract Title: PDS0101 a novel type 1 interferon and CD8+ T-cell activating immunotherapy in combination with pembrolizumab in subjects with recurrent/metastatic HPV16-positive head and neck squamous cell carcinoma (HNSCC)
Presenting Author: Jared Weiss, M.D., Section Chief of Thoracic and Head and Neck Oncology at the University of North Carolina at Chapel Hill School of Medicine and Lineberger Comprehensive Cancer Center, who serves as the Lead Principal Investigator for VERSATILE-002
Session Title: Head and Neck Cancer
Session Date and Time: Monday, June 6, 2022, 1:15 PM-4:15 PM CDT

Abstract # 2518 poster discussion presentation summarizes findings from the ongoing National Cancer Institute (NCI)-led Phase 2 clinical trial, which studies PDS0101 in combination with two investigational immune-modulating agents. This news follows the achievement of the enrollment objective of 30 patients in the CPI refractory arm announced in March. The NCI will continue to enroll both CPI refractory and naive patients until the 56-patient enrollment objective is achieved.

Confidential
Abstract Number: 2518
Abstract Title: Phase II evaluation of the combination of PDS0101, M9241, and bintrafusp alfa in patients with HPV 16+ malignancies.
Presenting Author: James Gulley, Ph.D., National Cancer Institute
Session Title: Poster discussion Session / Developmental Therapeutics —Immunotherapy
Session Date and Time: Sunday, June 5, 2022, 8:00 AM-11:00 AM; 11:30 AM-1:00 PM CDT

For patients interested in enrolling in the NCI-led clinical study, please call NCI’s toll-free number 1-800-4-Cancer (1-800-422-6237) (TTY:  1-800-332-8615), email NCIMO_Referrals@mail.nih.gov, and/or visit the website:  https://trials.cancer.gov.

The abstracts will be available on Thursday, May 26, 2022 at 5:00 PM EDT on ASCO.org.

“We are excited about the opportunity to provide updates on two of our PDS0101 clinical programs at this year’s ASCO annual meeting,” commented Dr. Lauren V. Wood, M.D., Chief Medical Officer at PDS Biotech. “ASCO offers PDS Biotech a unique opportunity to update the scientific community on our ongoing Phase 2 trials and the potential of the Versamune® platform in immuno-oncology.”

KEYTRUDA® is a registered trademark of Merck Sharp and Dohme Corp. a subsidiary of Meck & Co., Inc. Kenilworth, NJ USA.

About PDS Biotechnology
PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of molecularly targeted cancer and infectious disease immunotherapies based on the Company’s proprietary Versamune® and Infectimune™ T-cell activating technology platforms. Our Versamune®-based products have demonstrated the potential to overcome the limitations of current immunotherapy by inducing in vivo, large quantities of high-quality, highly potent polyfunctional tumor specific CD4+ helper and CD8+ killer T-cells. PDS Biotech has developed multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize diseased cells and effectively attack and destroy them. The Company’s pipeline products address various cancers including HPV16-associated cancers (anal, cervical, head and neck, penile, vaginal, vulvar) and breast, colon, lung, prostate and ovarian cancers.

Our Infectimune™ -based vaccines have demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T-cell responses including long-lasting memory T-cell responses. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Confidential
Forward Looking Statements
This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® and Infectimune™-based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® and Infectimune™-based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® is a registered trademark and Infectimune™ is a trademark of PDS Biotechnology.

Confidential
Investor Contact:
Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
Email: pdsb@cg.capital